Exhibit (e)(2)
Amended November 9, 2006
EXHIBIT A TO DISTRIBUTION AGREEMENT
Series (“Funds”) of GOLDMAN SACHS TRUST, a Delaware business trust (the “Trust”)
GOLDMAN SACHS FIXED INCOME FUNDS:
Goldman Sachs Ultra-Short Duration Government Fund*
Goldman Sachs Core Fixed Income Fund
Goldman Sachs Global Income Fund
Goldman Sachs Government Income Fund
Goldman Sachs Municipal Income Fund
Goldman Sachs Short Duration Tax-Free Fund
Goldman Sachs Short Duration Government Fund
Goldman Sachs High Yield Fund
Goldman Sachs High Yield Municipal Fund
Goldman Sachs Enhanced Income Fund
Goldman Sachs Emerging Markets Debt Fund
Goldman Sachs U.S. Mortgages Fund
Goldman Sachs Investment Grade Credit Fund
Goldman Sachs Global Currency Fund
Goldman Sachs California Intermediate AMT-Free Municipal Fund
Goldman Sachs New York Intermediate AMT-Free Municipal Fund
Goldman Sachs Tennessee Municipal Fund
Goldman Sachs Core Plus Fixed Income Fund
GOLDMAN SACHS EQUITY FUNDS:
Goldman Sachs Balanced Fund
Goldman Sachs Structured Large Cap Growth Fund
(formerly Goldman Sachs CORE Large Cap Growth Fund)
Goldman Sachs Structured U.S. Equity Fund
(formerly Goldman Sachs CORE U.S. Equity Fund)
Goldman Sachs Structured Small Cap Equity Fund
(formerly Goldman Sachs CORE Small Cap Equity Fund)
Goldman Sachs Structured International Equity Fund
(formerly Goldman Sachs CORE International Equity Fund)
Goldman Sachs Structured Large Cap Value Fund
(formerly Goldman Sachs CORE Large Cap Value Fund)
Goldman Sachs Structured Tax-Managed Equity Fund
(formerly Goldman Sachs CORE Tax-Managed Equity Fund)
Goldman Sachs Structured U.S. Equity Flex Fund
Goldman Sachs Growth and Income Fund
Goldman Sachs Capital Growth Fund
Goldman Sachs Strategic Growth Fund

Goldman Sachs Growth Opportunities Fund
Goldman Sachs Tollkeeper Fund
(formerly Goldman Sachs Internet Tollkeeper Fund)
Goldman Sachs Large Cap Value Fund
Goldman Sachs Small Cap Value Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Real Estate Securities Fund
Goldman Sachs Research Select Fund
Goldman Sachs Concentrated Growth Fund
Goldman Sachs Small/Mid Cap Growth Fund
Goldman Sachs U.S. Equity Dividend and Premium Fund
Goldman Sachs Structured Small Cap Value Fund
Goldman Sachs Structured Small Cap Growth Fund
Goldman Sachs Strategic International Equity Fund
Goldman Sachs Concentrated International Equity Fund
(formerly Goldman Sachs International Equity Fund)
Goldman Sachs Asia Growth Fund
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs International Small Cap Fund
(formerly Goldman Sachs International Growth Opportunities Fund)
Goldman Sachs Japanese Equity Fund
Goldman Sachs European Equity Fund
Goldman Sachs Structured International Equity Flex Fund
Goldman Sachs International Real Estate Securities Fund
Goldman Sachs BRIC Fund
GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Equity Growth Strategy Portfolio
(formerly Goldman Sachs Aggressive Growth Strategy Portfolio)
Goldman Sachs Balanced Strategy Portfolio
Goldman Sachs Growth and Income Strategy Portfolio
GOLDMAN SACHS MONEY MARKET FUNDS:
Goldman Sachs-Institutional Liquid Assets Portfolios:
Prime Obligations Portfolio
Government Portfolio
Treasury Obligations Portfolio
Federal Portfolio
Money Market Portfolio
Treasury Instruments Portfolio
Tax-Exempt Diversified Portfolio
Tax-Exempt California Portfolio
Tax-Exempt New York Portfolio

Financial Square Funds:
Goldman Sachs Financial Square Treasury Obligations Fund
Goldman Sachs Financial Square Prime Obligations Fund
Goldman Sachs Financial Square Government Fund
Goldman Sachs Financial Square Money Market Fund
Goldman Sachs Financial Square Tax-Free Money Market Fund
Goldman Sachs Financial Square Federal Fund
Goldman Sachs Financial Square Treasury Instruments Fund

GOLDMAN, SACHS & CO.		GOLDMAN SACHS TRUST

By:	/s/ James A. McNamara	By:	/s/ Kaysie Uniacke
Name:	James A. McNamara	Name:	Kaysie Uniacke
Title:	Managing Director	Title:	President of the Trust